UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2007

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Kansas City Southern announced on February 6, 2007, that its wholly owned subsidiary, The Kansas City Southern Railway Company ("KCSR"), has obtained the requisite consents from the holders of KCSR's outstanding 9 1/2% Senior Notes due 2008 (the "9 1/2% Notes"), and outstanding 7 1/2% Senior Notes due 2009 (the "7 1/2% Notes" and together with the 9 1/2% Notes, the "Notes") necessary to amend the terms of the indentures with respect to each series of Notes to (i) resolve an inconsistency in the inclusion of certain expenses, but not the income, of Restricted Subsidiaries in the calculation of the "Consolidated Coverage Ratio," a test which KCS and some of its subsidiaries must meet to take certain actions, by amending the definition of "Consolidated Interest Expense" in each indenture, (ii) to permit the inclusion of certain expense items in permitted refinancings by defining "Refinancing Indebtedness" to include such items and (iii) accept waivers of any defaults that occurred in the absence of such amendments. For further information, please see the press release attached hereto as exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Press Release issued by Kansas City Southern, dated February 6, 2007, entitled "KCS Announces Successful Consent Solicitation" is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

February 7, 2007	By:	Patrick J. Ottensmeyer

Name: Patrick J. Ottensmeyer
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Kansas City Southern, dated February 6, 2007, entitled "KCS Announces Successful Consent Solicitation".